Exhibit 99.1

Heelys, Inc. Announces Special Meeting Related to the Sale of Its Assets, a Plan of Liquidation and Dissolution and Related Matters

DALLAS, Nov. 16, 2012 (GLOBE NEWSWIRE) -- Heelys, Inc. (the "Company") (Nasdaq:HLYS) today announced the mailing of definitive proxy materials for a special meeting ("Meeting") of holders of the Company's issued and outstanding common stock (the "Stockholders"), to be held on Thursday, December 13, 2012 at 10:00 a.m. Central Time at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201.

STOCKHOLDERS ARE ENCOURAGED TO READ CAREFULLY THE PROXY STATEMENT AND ITS ANNEXES AND THE NOTICE OF SPECIAL MEETING AND THE OTHER MATERIALS FILED OR PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE MEETING. ANY STOCKHOLDER WHO IS IN DOUBT AS TO HOW TO MAKE ANY DECISION REGARDING THE MATTERS TO BE VOTED ON AT THE MEETING SHOULD CONSULT HIS, HER OR ITS FINANCIAL, LEGAL OR OTHER PROFESSIONAL ADVISORS.

At the Meeting, our Stockholders will be asked to consider and vote on, among other things, (1) a proposal to approve the sale of substantially all of the assets of the Company and its subsidiaries (the "Sale") pursuant to, and the other transactions contemplated by, an Asset Purchase Agreement between the Company and its subsidiaries and The Evergreen Group Ventures, LLC and one or more of its subsidiaries (the "Asset Purchase Agreement"); (2) a proposal to approve an amendment to the Company's Certificate of Incorporation to change its corporate name, contingent on and effective upon the consummation of the Sale (the "Name Change"); (3) a proposal to approve a Plan of Liquidation and Dissolution (the "Plan of Dissolution"), previously adopted by the Company's Board of Directors (the "Board"), pursuant to which the Company will be wound up, liquidated and dissolved (the "Winding Up") contingent on Stockholder approval and consummation of the Sale; (4) a non-binding, advisory proposal approving certain executive compensation payable as a result of the Sale; and (5) the grant of discretionary authority to the Board to adjourn the Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Sale, the amendment to the Company's Certificate of Incorporation to change its corporate name and/or the Plan of Dissolution.

The Evergreen Group Ventures, LLC has informed the Company that it plans to continue producing, distributing and marketing shoes under the Heelys brand name after completion of the Sale.

If the Stockholders approve the Sale, and if the Sale is consummated, the Company will cease to be engaged in an ongoing business and will not be eligible to remain listed on the The Nasdaq Capital Market. In addition, if the Stockholders approve the Sale and the Plan of Dissolution, upon completion of the Sale, the Company intends to (a) file a Certificate of Dissolution with the Delaware Secretary of State and (b) delist from the The Nasdaq Capital Market as soon as practicable following the closing of the Sale. In addition, the Company plans to deregister its shares of common stock under Section 12(b), and suspend its periodic reporting obligations under Section 15(d), of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

At the time the Company files a Certificate of Dissolution with the Delaware Secretary of State, the Company intends to close its stock transfer books and discontinue recording transfers of its common stock as of the date of such filing. After the Company closes its stock transfer books, it will not record any further transfers of its common stock on its books except by will, intestate succession or operation of law. Therefore, as of such time, shares of the Company's common stock will not be transferable. All distributions to Stockholders after the date the Company files a Certificate of Dissolution with the Delaware Secretary of State will be made to Stockholders pro rata according to their respective holdings of the Company's common stock as of date of such filing.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products primarily under the HEELYS(R) brand targeted to the youth market. The Company's primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Sale, the Name Change, the Winding Up, the Plan of Dissolution and related matters. The Company filed a Definitive Proxy Statement on Schedule 14A (the "Proxy Statement"), including a Notice of Special Meeting of Stockholders (the "Notice of Special Meeting"), with the Securities and Exchange Commission on November 16, 2012.

The Proxy Statement, the Notice of Special Meeting and related materials are available without charge on our website at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006. These documents also are available on the website maintained by the Securities and Exchange Commission at www.sec.gov. The reference to such website addresses does not constitute incorporation by reference of the information contained on, or linked to, such websites and none of such information is part of this press release, the Proxy Statement, the Notice of Special Meeting or any other document.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Stockholders in connection with the Sale, the Name Change, the Winding Up, the Plan of Dissolution and related matters. Information concerning the interests of the Company's participants in the solicitation, and any deemed participants in the solicitation, is set forth in the Proxy Statement and in the Company's periodic reports previously or in the future filed with the Securities and Exchange Commission. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's website at http://www.sec.gov and from the Company at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys are forward-looking statements ("forward-looking statements") that involve risks and uncertainties. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs or intentions that are signified by terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks, uncertainties and other factors. Our actual results may differ materially from those anticipated in any forward-looking statements due to known and unknown risks, uncertainties and other factors. The section entitled "Risk Factors" set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 3012 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. Such risks, uncertainties and factors include, but are not limited to:

•	The fact that substantially all of Heelys' net sales are generated by one product;

•	Heelys' intellectual property may not restrict competing products that infringe on its patents from being sold;

•	Continued changes in fashion trends and consumer preferences and general economic conditions;

•	Heelys' dependence on its relationships with retail customers and independent distributors with whom Heelys does not have long term contracts;

•	Heelys outsources all of its manufacturing to, and relies on, a limited number of independent manufacturers;

•	Heelys' distribution model and recent moves in select markets to takeover distribution of its products directly to customers contains inherent risks;

•	Heelys is subject to the risks of conducting business internationally;

•	Foreign exchange rate fluctuations could harm the Company's results of operations;

•	Heelys has expanded its product offering to mass merchants which may affect its brand image and reputation;

•	Heelys may not be able to successfully introduce new product categories;

•	The Sale, even if approved by the Stockholders, may not be completed;

•	The timing and amount of distributions to Stockholders cannot be predicted with certainty;

•
Any estimate of the amount available for distribution to Stockholders could be reduced if the Company's expectations regarding operating expenses, employee retention, costs of satisfying or discharging liabilities and winding up costs are inaccurate;

•
Any estimate of the amount available for distribution to Stockholders is based on a number of assumptions, including with respect to administrative and professional expenses incurred in connection with the Sale and the Winding Up, some or all of which may be inaccurate;

•	Any delay in the closing of the Sale will decrease the funds available for distribution, because the Company will continue to be subject to ongoing operating expenses;

•	The Company may face lawsuits or other claims and it may take time and Company resources to defend or settle any such lawsuits or claims;

•	Fluctuations in the exchange rate between the U.S. dollar and the foreign currencies of the Company's subsidiaries may affect the funds available for distribution to Stockholders;

•
Stockholders could approve the Plan of Dissolution but vote against the Sale, thereby making the Sale impossible and adding great uncertainty as to the ability to make any distribution to Stockholders;

•	Stockholders could approve the Sale but not our Name Change, which may result in our inability to close the Sale;

•	The occurrence of certain events, changes or other circumstance could give rise to the termination of the Asset Purchase Agreement, which would result in the Sale not being consummated;

•
The Company may receive a Superior Proposal (as defined in the Asset Purchase Agreement), the Asset Purchase Agreement may be terminated in connection with the Company's pursuit of such alternative transaction, and that alternative transaction may not be consummated;

•	The Sale process may disrupt current plans and operations and we may face difficulties in employee retention;

•	The process of voluntarily winding up a public company involves significant uncertainties that affect both the amount that can be distributed to Stockholders and the time to complete the Winding Up;

•	The Company may not receive any competing transaction proposals or Superior Proposals because of the termination fee payable to the Buyer;

•	Stockholders will not be able to buy or sell shares of our common stock after we file our Certificate of Dissolution with the Delaware Secretary of State;

•
If our common stock were delisted from the The Nasdaq Capital Market but the Certificate of Dissolution is not filed, our Stockholders may find it difficult to dispose of their shares of our common stock;

•	If we decide to use a liquidating trust, as permitted by the Plan of Dissolution, interests of our Stockholders in such a trust may not be transferable;

•
Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from the Company, which may be three or more years after the Company's dissolution;

•	Our directors and executive officers may have interests that are different from, or in addition to, those of Stockholders generally;

•
We will continue to incur the expenses of complying with public company reporting requirements until we deregister our shares of our common stock under Section 12(b), and suspend our periodic reporting obligations under Section 15(d), of the Exchange Act;

•	The Board may at any time turn management of the Winding Up over to a third party, and some or all of our directors may resign from the Board at that time;

•
If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each Stockholder who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such Stockholder in the dissolution;

•
If our contingent reserves are insufficient to satisfy our liabilities, creditors could assert claims against us seeking to prevent distributions or against our Stockholders to the extent of distributions they receive; and

•	Tax treatment of any liquidating distributions may vary from Stockholder to Stockholder.

Stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks, uncertainties or factors materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Sale, the Asset Purchase Agreement, the Name Change, the Winding Up, the Plan of Dissolution or related matters.

CONTACT: Heelys, Inc.
          Craig Storey, 214-390-1831
  Chief Financial Officer